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                                 EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



Metropolitan Mortgage & Securities Co., Inc.
Spokane, Washington


     We consent to the incorporation by reference in this Registration Statement on Form S-2 of our reports, which include an explanatory paragraph describing changes in the methods of accounting for the transfer and servicing of financial assets in 1997 and impaired loans in fiscal 1996, dated November 20, 1998, on our audits of the consolidated financial statements and financial statement schedules of Metropolitan Mortgage & Securities Co., Inc. and subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in the Annual Report on Form 10-K.


     We also consent to the reference to our firm under the caption "Experts."


                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------
                              PricewaterhouseCoopers LLP


Spokane, Washington
January 25, 1999